Exhibit 99.2

Pinnacle Systems, Inc.

[LOGO]	Corporate Office 280 N. Bernardo Avenue Mountain View, CA 94043 Tel: 650-526-1600 Fax: 650-526-1601 www.pinnaclesys.com

Media Contact

Paulien Ruijssenaars

(650) 237-1648

paulien@pinnaclesys.com

Investor Relations: ir@pinnaclesys.com

PINNACLE SYSTEMS REPORTS RESULTS FOR THE

SECOND QUARTER OF FISCAL YEAR 2004

MOUNTAIN VIEW, Calif., January 22nd, 2004—Pinnacle Systems®, Inc. (NASDAQ: PCLE) today announced financial results for the second quarter of fiscal 2004, which ended December 31, 2003. Net sales for the second quarter of fiscal 2004 were $89,342,000, a 6% increase over net sales of $84,501,000 in the second quarter of fiscal 2003. The GAAP net loss for the second quarter of fiscal 2004 was $29,855,000 or $0.45 per share compared to a loss of $6,821,000 or $0.11 per share in the second quarter of last year.

The pro forma non-GAAP net loss for the second quarter of fiscal 2004 was $4,040,000 or $0.06 per share. This pro forma non-GAAP net loss excludes $3,813,000 in license fee expense, $2,762,000 in amortization of acquisition-related intangible assets, $16,244,000 of impaired goodwill and other acquisition-related intangible assets, $5,018,000 in restructuring expenses, $2,050,000 in interest expense related to the DES settlement and a $4,072,000 difference between GAAP and non-GAAP income taxes. By way of comparison, the pro forma non-GAAP net income reported for the second quarter of fiscal 2003 was $7,566,000, or $0.12 per share, which excludes $3,379,000 in amortization of acquisition-related goodwill and intangible assets, $11,300,000 related to the Athle-tech legal settlement and a $292,000 difference between GAAP and non-GAAP income taxes. The reconciliation of the GAAP to non-GAAP measurements for net income and earnings per share for the second quarter of fiscal 2004 is set forth below with Pinnacle Systems’ financial statements.

By division, sales in the Broadcast and Professional (B&P) division in the second quarter of fiscal 2004 were $30,919,000. The GAAP operating loss for the B&P division in the second quarter of fiscal 2004 was $11,290,000 and the non-GAAP operating loss was $2,855,000, which excludes $18,000 in license fee expense, $434,000 in amortization of acquisition related intangible assets, $5,950,000 of impaired goodwill and $2,033,000 in restructuring costs. Sales in the Business and Consumer (B&C) division in the second quarter of fiscal 2004 were $58,423,000. The GAAP operating loss for the B&C division in the second quarter of fiscal 2004 was $19,914,000 and the non-GAAP operating loss was $512,000, which excludes

$3,795,000 in license fee expense, $2,328,000 in amortization of acquisition related intangible assets, $10,294,000 of impaired acquisition related intangible assets and $2,985,000 in restructuring costs.

Chuck Vaughan, Pinnacle Systems’ President and Chief Executive Officer, commented, “We were pleased with results for the quarter: net sales were a record for the company and consolidated pro forma non-GAAP results were in line with our guidance. In addition, we experienced a strong holiday period and generated record quarterly sales in the consumer division. During the quarter we took a number of cost reduction actions which we expect will reduce ongoing expenses and improve operational efficiency. In addition, we made a number of organizational changes designed to improve management focus. Some of those actions generated expenses during the quarter which increased the GAAP net loss, but which should help improve operating results going forward. We also settled two outstanding acquisition related issues: the DES earn out payment and the Dazzle acquisition final payment. Looking forward, we are very excited about the launch of Studio 9, the latest upgrade to our flagship consumer product family. The Studio 9 family of products was just recently announced and is now available for sale.”

Pinnacle Systems will host an audio web-cast at 2:00 p.m. (Pacific Time) on January 22, 2004, which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle Systems’ expectations for reduced ongoing expenses and improved operational efficiency, the impact of organizational changes and future operating results. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to the cost reduction, restructuring and organizational changes made during the quarter and the impact those actions will have on future results, internal operating results and demand for the Company’s products, including Studio 9. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and Form 10-Q for the quarter ended September 30, 2003, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of January 22, 2004, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

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All trademarks and registered trademarks are the property of their owners. © 2004. Pinnacle Systems, Inc.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	GAAP		NON-GAAP
	Three Months Ended December 31,		Three Months Ended December 31,
	2003	2002	2003	2002
Net sales	$89,342	$84,501	$89,342	$84,501

Costs and expenses:
Cost of sales	49,644	38,582	49,644	38,582
Cost of sales — license fee	3,813	—	—	—
Engineering and product development	9,825	9,283	9,825	9,283
Sales, marketing, and service	27,742	22,531	27,742	22,531
General and administrative	5,498	4,795	5,498	4,795
Amortization of other intangible assets	2,762	3,379	—	—
Impairment of goodwill and other intangible assets	16,244	—	—	—
Restructuring costs	5,018	—	—	—
Legal settlement	—	11,300	—	—

Total costs and expenses	120,546	89,870	92,709	75,191

Operating income (loss)	(31,204)	(5,369)	(3,367)	9,310

Interest and other income, net	269	148	269	148
Interest paid on legal settlement	(2,050)	—	—	—

Income (loss) before income taxes	(32,985)	(5,221)	(3,098)	9,458
Income tax expense (benefit)	(3,130)	1,600	942	1,892

Net income (loss)	$(29,855)	$(6,821)	$(4,040)	$7,566

Net income (loss) per share:
Basic	$(0.45)	$(0.11)	$(0.06)	—

Diluted	$(0.45)	$(0.11)	—	$0.12

Shares used to compute net income (loss) per share:
Basic	66,401	60,451	66,401	—

Diluted	66,401	60,451	—	64,842

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended December 31,
	2003	2002
Non-GAAP net income (loss)	$(4,040)	$7,566

Cost of sales — license fee	(3,813)	—
Amortization of other intangible assets	(2,762)	(3,379)
Impairment of goodwill and other intangible assets	(16,244)	—
Restructuring costs	(5,018)	—
Legal settlement	—	(11,300)
Interest paid on legal settlement	(2,050)	—
Income tax effect	4,072	292

GAAP net loss	$(29,855)	$(6,821)

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATING INCOME (LOSS)

GAAP AND NON-GAAP — BY DIVISION

(Unaudited, in thousands)

	Three Months Ended December 31, 2003
	Broadcast and Professional Division	Business and Consumer Division	Total
Net sales	$30,919	$58,423	$89,342
Costs and expenses:
Cost of sales	15,222	34,422	49,644
Cost of sales — license fee	18	3,795	3,813
Engineering and product development	5,063	4,762	9,825
Sales, marketing, and service	11,265	16,477	27,742
General and administrative	2,224	3,274	5,498
Amortization of other intangible assets	434	2,328	2,762
Impairment of goodwill and other intangible assets	5,950	10,294	16,244
Restructuring costs	2,033	2,985	5,018

Total costs and expenses	42,209	78,337	120,546

GAAP operating loss	$(11,290)	$(19,914)	$(31,204)

Cost of sales — license fee	18	3,795	3,813
Amortization of other intangible assets	434	2,328	2,762
Impairment of goodwill and other intangible assets	5,950	10,294	16,244
Restructuring costs	2,033	2,985	5,018

NON-GAAP operating loss	$(2,855)	$(512)	$(3,367)

	Three Months Ended December 31, 2003
	Broadcast and Professional Division	Business and Consumer Division	Total
Net sales	$34,533	$49,968	$84,501
Costs and expenses:
Cost of sales	13,998	$24,584	38,582
Engineering and product development	6,341	2,942	9,283
Sales, marketing, and service	9,951	12,580	22,531
General and administrative	2,550	2,245	4,795
Amortization of other intangible assets	2,373	1,006	3,379
Legal settlement	11,300	—	11,300

Total costs and expenses	46,513	43,357	89,870

GAAP operating income (loss)	$(11,980)	$6,611	$(5,369)

Amortization of other intangible assets	2,373	1,006	3,379
Legal settlement	11,300	—	11,300

NON-GAAP operating income	$1,693	$7,617	$9,310

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2003	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$53,402	$62,617
Marketable securities	17,905	18,804
Accounts receivable, net	48,653	55,958
Inventories	43,667	37,280
Prepaid expenses and other current assets	9,662	9,197

Total current assets	173,289	183,856

Restricted cash	16,850	16,890
Property and equipment, net	16,898	14,846
Goodwill	82,755	60,632
Other intangible assets, net	21,057	29,341
Other assets	6,635	5,311

	$317,484	$310,876

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,870	$17,146
Accrued and other liabilities	64,487	49,489
Deferred revenue	17,249	10,100

Total current liabilities	95,606	76,735

Deferred income taxes	4,222	7,826
Long-term liabilities	759	158

Total liabilities	100,587	84,719

Shareholders’ equity:
Common stock	367,657	337,593
Accumulated deficit	(158,129)	(115,294)
Accumulated other comprehensive income	7,369	3,858

Total shareholders’ equity	216,897	226,157

	$317,484	$310,876